FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces First Quarter 2014 Operating Results

Adjusted Net Income of $20.4 Million or $0.77 per share

Adjusted EBITDA of $34.8 Million or $1.31 per share

Completes Transformative Acquisition of Cetera Financial Holdings: Diversifying Revenue Profile, Increasing Recurring Revenue Share and Creating Second Largest Independent Financial Advisor Network

Management Remains Confident in Strength of Financial Performance and Continued Execution of Strategic Objectives

New York, New York, May 1, 2014 – RCS Capital Corporation (NYSE: RCAP) (“RCAP” or the “Company”) announced today its operating results for the three months ended March 31, 2014.

Selected operating highlights for the quarter include:

•	New Product Offerings: Record quarter for new products with introduction of four new product offerings and $6.3 billion additional equity in distribution.

•	Capital Markets Revenues: Record capital markets revenues in first quarter with strong pipeline of more than $22 million already booked in second quarter 2014.

•	Cetera Acquisition Completed: Completed transformative acquisition of Cetera Financial Holdings Inc. five months ahead of schedule; with First Allied Holdings retail advisor count will stand at nearly 8,000 upon the consolidation.

•	Retail Advice Platform: Integration of retail advice platforms currently underway, create clear path for achieving previously discussed operational synergies and significantly reduced execution risk.

“During the first quarter, we continued to execute our strategy of creating the leading integrated financial services company focused on the retail sector. Our first quarter financial performance and continued execution of our strategic plan provide a solid foundation for positive growth and outlook for our business,” stated Nicholas S. Schorsch, Executive Chairman of RCAP. “As announced earlier this week, we closed on our acquisition of Cetera Financial Holdings, which establishes us as the second largest independent financial advisor network in the country. We expect to close promptly other announced strategic acquisitions, including Investors Capital Holdings, Summit Brokerage Services Inc., J.P. Turner & Company, and The Hatteras Funds Group, as well as the consolidation of First Allied Holdings.”

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“Total equity capital raised this quarter by our wholesale broker dealer was $1.6 billion, further establishing our role as the market leader,” stated William M. Kahane, Chief Executive Officer of RCAP. “This represents 29% of the total equity raised in real estate direct investments according to Robert A. Stanger & Co., Inc. In addition, our investment banking division generated revenues of $32.1 million this first quarter, placing us number one in North American real estate mergers and acquisitions activities, with total transaction volume exceeding $10.0 billion for the twelve months ended March 31, 2014. In addition, we have significantly augmented our intellectual capital with other recent key hires, and thereby deepened our management bench significantly, adding decades of industry experience to our team.”

The table below presents certain results under GAAP as well as non-GAAP (“adjusted”) financial measures:

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(unaudited, in thousands except per share amounts or as otherwise noted)

Equity Capital Raised from Direct Investment Programs (amounts in billions)	$1.6	$1.8	$2.4

Consolidated Financial Results

Segment Revenues
Wholesale Broker Dealer	139,110	161,439	211,844
Transaction Management	12,352	15,491	2,271
Investment Banking	32,060	32,348	3,491
Transfer Agent	4,131	5,653	1,025
Investment Research	-	-	-

Income before taxes	15,900	35,556	26,747

Net income attributable to RCS Capital Corporation	$3,792	$1,761	$-

Basic and diluted earnings per share[1]	$0.22	$0.70	n/a

Adjusted Financial Results[2]

Adjusted net income	$20,435	$23,847	$16,048

Adjusted EBITDA[3]	$34,826	$40,189	$26,780

Adjusted net income per adjusted share[4]	$0.77	$0.90	$0.61

Adjusted EBITDA per adjusted share[4]	$1.31	$1.52	$1.01

_________________________

[1]	Basic earnings per share (“EPS”) is calculated by dividing net income attributable to RCS Capital Corporation by the weighted-average number of common shares outstanding during the period. The LTIP Units and restricted stock that contain non-forfeitable rights to dividends are considered participating securities. Participating securities are included in the computation of basic EPS of the Company using the two-class method. Other potentially dilutive common shares, including restricted stock and other securities that are exchangeable for the Company’s Class A common stock, and the related impact on earnings, are considered when calculating diluted EPS. These potentially dilutive securities were anti-dilutive for the period.

[2]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures at the end of this press release. Certain reclassifications have been made to the prior period measures to conform to the current period.

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[3]	Adjusted EBITDA represents earnings before net income attributable to non-controlling interest, interest, tax, depreciation, amortization expense, non-cash equity compensation, acquisition related costs, and other non-recurring charges.

[4]	Per share measures assumes weighted average Class A shares of 15,566,830 and Class B shares of 10,933,334 for a total of 26,500,164 were outstanding for three months ended March 31, 2014, and 2,500,000 shares of Class A and 24,000,000 Class B common stock were outstanding for three months ended December 31, 2013 and March 31, 2013.

First Quarter Operating Highlights

RCAP reported total revenues of $187.2 million for the first quarter, compared to $218.6 million from the year ago quarter. The year-over-year decrease was primarily attributable to lower wholesale broker dealer revenues, which was partially offset by a $41.8 million increase in transaction management, investment banking and transfer agent revenues.

The decrease in Wholesale Broker Dealer revenues was primarily due to lower equity capital raised during the first quarter of $1.6 billion versus $2.4 billion from the year ago quarter, primarily attributable to the timing of certain direct investment program offerings being completed during the first quarter, while new offerings became effective later in the quarter.

Total expenses for the first quarter were $171.3 million, compared to $191.9 million from the year ago quarter. First quarter 2014 expenses include $6.7 million of transaction expenses related to announced mergers and acquisitions, including the $1.15 billion acquisition of Cetera Financial Holdings, Inc. (“Cetera”), which closed on April, 2014, as well as $10.2 million of non-cash stock-based compensation. Excluding these costs, first quarter expenses totaled $154.4 million, a 20% decline from the prior year. The year-over-year decrease in total expenses was primarily due to lower third party and internal commissions and third party reallowance costs, which are attributable to reduced broker dealer revenues. Income before taxes, inclusive of non-controlling interests, totaled $15.9 million or $0.60 per adjusted share, versus $26.7 million or $1.01 per adjusted share for the year ago quarter. Adjusted net income, which adds back non-recurring and certain non-cash expenses, totaled $20.4 million, or $0.77 per adjusted share, versus $16.0 million, or $0.61 per adjusted share, for the year ago period.

“Our financial results are consistent with ongoing execution of our corporate strategy and represent our strong market position across the direct investment industry,” commented Brian D. Jones, RCAP’s Chief Financial Officer. “We were also pleased to complete the placement of our $575 million senior secured first lien facilities and $150 million senior secured second lien term loan, both of which were rated by Moody’s and S&P, during the quarter.”

Operating Results by Division

Wholesale Broker Dealer

Wholesale broker dealer revenues for the first quarter decreased by $72.7 million, or 34%, to $139.1 million, compared to $211.8 million for year-ago-quarter. This was primarily due to a decrease in equity capital raised by affiliated and non-affiliated direct investment programs distributed by us, which was attributable to the timing of the completion of three direct investments programs that closed during fourth quarter 2013 and two new offerings that became effective during the latter part of the first quarter 2014.

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Program offerings have a finite life and varying closing dates, which can cause fluctuations in equity capital raised from quarter to quarter. The rate of equity capital raised generally increases, in some cases very sharply, over the life of an offering, i.e., a majority of the equity capital attributable to a particular program is raised at the end of that program’s life. Ordinarily, a decline in equity capital raised is expected when one program closes and the next generation of that program opens.

RCAP’s broker-dealer is the leader in the wholesale distribution of publicly registered non-traded real estate and business development company investment programs, with a market share of 28% for the three months ended of March 31, 2014, according to industry authority Robert A. Stanger & Co., Inc. This represents a market share nearly double that of the next largest real estate-focused, multiproduct distributor. The Company’s market share for FY 2013 was approximately 35%.

At present RCAP distributes 11 direct investment programs with aggregate public equity registered for sale of more than $18.0 billion, compared to seven programs aggregating $11.8 billion as of December 31, 2013. In addition, RCAP added three open-ended mutual funds to its wholesale distribution platform in the quarter ended March 31, 2014. The fall off in revenues from the sale of equity securities by Realty Capital Securities, LLC was a function of investment programs at an early point in their life cycle in Q1 2014.

Investment Banking

Investment banking revenues for the first quarter increased by 818% to $32.1 million versus $3.5 million for the year-ago quarter. This reflects an increase in the volume of capital markets and mergers and acquisition transactions in which RCS Capital has been involved, including $28.4 million earned as advisor in the largest public REIT merger completed thus far in 2014.

As of March 31, 2014, the investment banking activity backlog included several strategic analysis engagements for non-traded REITs as well as public company capital markets engagements with an estimated aggregate transaction value of more than $17 billion, the substantial majority of which are engagements in which the Company’s fees will be based on aggregate transaction value. The Company is continually pursuing new investment banking engagements, for which RCAP is typically compensated on a success-fee basis. The Company cannot assure that any of its present or future engagements will result in earned revenue.

Transaction Management

Transaction management revenues for the first quarter were $12.4 million, an increase of 444% compared to $2.3 million for the year ago quarter. The increase in revenues was attributable to increased mergers and acquisitions activity and liquidity events from direct investment products distributed by our wholesale broker-dealer.

Transfer Agent

Transfer agent revenues for the three months ended March 31, 2014 were $4.1 million, an increase of 303% compared to $1.0 million for year-ago quarter primarily due to an increase in the number of accounts being served. Services previously performed by a third party vendor began transitioning to RCAP’s internal transfer agent division, American National Stock Transfer in March 2013. American National Stock Transfer, with the support of its third party vendor, provides transfer agency services to approximately 260,000 accounts during the three months ended March 31, 2014 compared to approximately 123,000 accounts during the three months ended March 31, 2013.

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First Quarter Strategic Transactions & Subsequent Events

•	On April 29, 2014, the Company completed the previously announced $1.15 billion acquisition of Cetera, a financial services holding company that provides independent broker-dealer services and investment advisory services through four distinct independent broker-dealer platforms: Cetera Advisors, Cetera Advisor Networks, Cetera Financial Institutions and Cetera Financial Specialists. The Company intends to operate Cetera independently of the Company’s wholesale broker-dealer subsidiary, Realty Capital Securities, LLC, and have Cetera function as a separate business unit alongside the Company’s existing operating subsidiaries. The acquisition, including related transaction expenses, was financed with a $575 million senior secured first lien term loan, a $150 million senior secured second lien term loan, the issuance of $120 million convertible notes and $270 million of convertible preferred securities and cash on hand.

•	In April 2014, RCAP’s investment banking division, Realty Capital Securities, advised two public stock exchange listings for non-traded REITs, including ARC Healthcare Trust’s listing on the NASDAQ and New York REIT’s listing on the New York Stock Exchange, with a combined enterprise value of more than $5.3 billion. These transactions, combined with other 2Q 2014 investment banking activity, have generated total 2Q 2014 investment banking revenue in excess of $22 million.

•	On April 3, 2014, RCAP entered into a contribution agreement with RCAP Holdings pursuant to which RCAP Holdings will contribute all its equity interests in First Allied Holdings Inc. to RCAP. As consideration for this contribution, 11,264,929 shares of our Class A common stock are issuable to RCAP Holdings.

•	On March 10, 2014, RCAP announced creation of SK Research with the addition of due diligence and research professionals Todd D. Snyder and John F. Kearney, formerly of Snyder Kearney LLC, as part of a previously announced initiative to launch a new division of RCAP’s research platform dedicated to alternative investment programs. The new division will provide focused intelligence and due diligence on non-traditional investment products. Messrs. Snyder and Kearney are highly specialized providers of investment research, analysis and due diligence services in the non-traded investment sector. They have more than 40 years of collective expertise, having evaluated tens of billions of dollars-worth of investment programs extending across a broad range of investment sectors including commercial real estate, oil and gas, managed futures, hedge funds, life settlements and business development companies.

•	On March 4, 2014, RCAP announced that it had received a B2 corporate rating from Moody's Investors Service ("Moody's") and a B+ rating from Standard & Poor's ("S&P"). In addition, RCAP's $575 million senior secured first lien facilities received a B2 rating from Moody's and a B+ rating from S&P. RCAP's $150 million senior secured second lien term loan received a Caa1 rating from Moody's and a B- rating from S&P. The debt was issued on April 29, 2014 in conjunction with the Company’s recently completed acquisition of Cetera Financial Holdings, Inc. These ratings assume that RCAP will complete its previously announced acquisitions of Investors Capital Holdings, Summit Brokerage Services Inc., J.P. Turner & Company, and The Hatteras Funds Group, as well as the consolidation of First Allied Holdings.

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•	On February 11, 2014, as part of an overall plan to grow the company and to simplify its corporate structure, RCAP Holdings exchanged 23,999,999 (all but one) Class B units of each of its operating subsidiaries, along with 23,999,999 (all but one) shares of Company Class B common stock, held by it for 23,999,999 shares of our Class A common stock. RCAP Holdings retains majority-voting rights through its ownership of one remaining outstanding share of Class B common stock.

•	On January 16, 2014, RCAP agreed to acquire all outstanding membership interests in J.P. Turner & Company, LLC, an independent brokerage and investment banking firm, and its affiliated investment advisory company, J.P. Turner & Company Capital Management, LLC. The acquisition is expected to be consummated in the second quarter of 2014.

Conference Call

The Company will host an earnings conference call reviewing these results and its operations beginning at 11:00 a.m. ET. The call will be conducted by Nicholas S. Schorsch, the Company’s Executive Chairman, William M. Kahane, Chief Executive Officer, and Brian D. Jones, Chief Financial Officer.

Live Call
Participant Dial In (USA Toll Free):	1-888-317-6003
Participant International Dial In:	1-412-317-6061
Canada Toll Free:	1-866-284-3684
Participant Elite Entry Number:	2914456

Conference Replay*
US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Conference Number:	10045637

*Available one hour after the end of the conference call through July 1, 2014 at 9:00 a.m. ET.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange that was recently formed to operate and grow businesses focused on the direct investment industry. RCAP holds a direct economic interest in Realty Capital Securities, a FINRA registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC registered transfer agent, RCS Advisory Services, LLC, a transaction management services business, SK Research, LLC, the initial components of a new research division dedicated to alternative investment programs, and Cetera Financial Holdings, Inc., a financial services holding company that provides retail broker-dealer and investment advisory services through four distinct independent broker-dealer platforms: Cetera Advisors, Cetera Advisor Networks, Cetera Financial Institutions and Cetera Financial Specialists.  Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

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Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including our ability to consummate our pending acquisitions of businesses other than Cetera. Additional factors that may affect future results are contained in RCAP's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:

Anthony J. DeFazio	Andrew G. Backman	Brian D. Jones
SVP of Public Relations	Managing Director	Chief Financial Officer
Investor Relations and Public Relations
DDCworks	RCS Capital Corporation	RCS Capital Corporation
tdefazio@ddcworks.com	ABackman@rcscapital.com	BJones@rcscapital.com
Ph: 484-342-3600	Ph: 917-475-2135	Ph: 866-904-2988

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RCS Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except shares presented at par value)

	March 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents (includes restricted cash of $55.0 million and $0, respectively)	$100,421	$45,744
Available-for-sale securities	6,318	8,528
Investment securities	6,558	5,874
Receivables:
Selling commission and dealer manager fees	2,240	1,093
Reimbursable expenses	12,269	19,356
Investment banking fees	1,504	21,420
Due from RCAP Holdings and related parties	1,005	7,156
Property and equipment (net of accumulated depreciation)	569	458
Prepaid expenses and other assets	11,581	1,372
Deferred income tax asset (net)	877	126
Deferred financing fees	3,028	—
Total assets	$146,370	$111,127

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$9,050	$4,695
Accrued expenses	22,856	22,630
Payable to broker-dealers	8,666	1,259
Deferred revenue	1,877	2,567
Dividends payable	5,121	450
Total liabilities	47,570	31,601

Class A common stock, $0.001 par value, 100,000,000 shares authorized, 26,514,709 issued and outstanding as of March 31, 2014, and 100,000,000 shares authorized, 2,500,000 issued or outstanding as of December 31, 2013	27	3

Class B common stock, $0.001 par value, 100,000,000 shares authorized, 1 issued and outstanding as of March 31, 2014, and 100,000,000 shares authorized, 24,000,000 issued or outstanding as of December 31, 2013	—	24

Additional paid-in capital	91,216	43,376
Accumulated other comprehensive loss	(85)	(46)
Retained earnings	—	1,499
Total stockholders' equity	91,158	44,856
Non-controlling interest	7,642	34,670
Total liabilities and equity	$146,370	$111,127

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RCS Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	2013
REVENUES
Commissions	$92,577	$133,733
Dealer manager fees	44,510	77,392
Investment banking advisory services	31,732	3,490
Transfer agency revenue	3,386	579
Services revenue	8,181	2,691
Reimbursable expenses	6,081	741
Other	738	5
Total revenues	187,205	218,631

EXPENSES
Third-party commissions	92,577	133,735
Third-party reallowance	14,021	20,525
Internal commissions, payroll and benefits	30,834	27,771
Conferences and seminars	6,018	5,005
Travel	2,164	1,221
Marketing and advertising	2,881	1,460
Professional fees	2,661	830
Data processing	1,872	451
Quarterly fee	1,782	-
Transaction costs	6,717	-
Outperformance bonus	7,150	-
Other	2,628	886
Total expenses	171,305	191,884
Income before taxes	15,900	26,747
Provision for income taxes	3,244	-
Net income	12,656	26,747
Less: Net income attributable to non-controlling interests	8,864	26,747
Net income attributable to RCS Capital Corporation	$3,792	$-
Per Share Data
Net income per share attributable to RCS Capital Corporation
Basic and diluted	$0.22	n/a

Weighted average shares used in basic and diluted net income per share	15,566,830	n/a

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Non-GAAP Financial Measures

The Company’s management uses non-GAAP measures (referred to as “adjusted”) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for dividends. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. Moreover, Company management believes that this presentation enables meaningful comparison of RCAP’s financial performance in prior periods.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures, The Company’s non-GAAP measures are as follows:

•	Adjusted EBITDA represents the earnings before interest, taxes, depreciation and amortization, non-cash equity compensation, acquisition related costs and other non-recurring charges measured before non-controlling interest.

•	Adjusted EBITDA per share represents the “adjusted EBITDA” per share on a pre-tax basis. For the three months ended March 31, 2014 the company used a weighted average shares outstanding calculation. For the three months ended March 31, 2013 and December 31, 2013 the weighted average shares were calculated assuming the shares have been issued for all periods presented.

•	Adjusted net income represents the impact to operating income before non-controlling interest on an after-tax basis. Although the non-controlling interest is not subject to tax, the Company uses a 40% tax rate to illustrate the tax impact for comparative purposes. Certain reclassifications have been made to the prior period measures to conform to the current period.

•	Adjusted net income per share represents the “adjusted net income” per share. The weighted average shares were calculated assuming the shares have been issued for all periods presented.

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RCS Capital Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

Net income attributable to RCS Capital Corporation (GAAP)	$3,792	$1,761	$-
Add back: Net income attributable to non-controlling interest	8,864	32,219	26,747
Add back: Provision for income taxes	3,244	1,576	-
Add back: Depreciation expense	51	42	33
EBITDA (Non-GAAP)	$15,951	$35,598	$26,780
Add back: Non-cash equity compensation	10,213	30	-
Add back: Acquisition related expenses	6,717	4,561	-
Add back: Other non-recurring charges	1,945	-	-
Adjusted EBITDA (Non-GAAP)	$34,826	$40,189	$26,780

Net income attributable to RCS Capital Corporation (GAAP)	$3,792	$1,761	$-
After-tax EBITDA adjustments:
Add back: Net income attributable to non-controlling interest	5,318	19,331	16,048
Add back: Non-cash equity compensation	6,128	18	-
Add back: Acquisition related expenses	4,030	2,737	-
Add back: Other	1,167	-	-
Total EBITDA Adjustments	16,643	22,086	16,048
Amortization of intangible assets	-	-	-
Adjusted net income (Non-GAAP)	$20,435	$23,847	$16,048

Average shares outstanding
Class A common stock	15,567	2,500	2,500
Class B common stock	10,933	24,000	24,000
Adjusted Shares (Non-GAAP)	26,500	26,500	26,500

EBITDA per adjusted share (Non-GAAP)	$0.60	$1.34	$1.01

Adjusted EBITDA per adjusted share (Non-GAAP)	$1.31	$1.52	$1.01

Adjusted net income per adjusted share (Non-GAAP)	$0.77	$0.90	$0.61

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